First Quarter Earnings Call Supplemental Information May 9, 2024

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems; the outcome of litigation; our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; our ability to control costs, particularly labor and employee benefit costs; and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10- Q, copies of which are available on the Company’s website at http:// investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-Q for the three months ended March 31, 2024, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Results at a Glance 4 Consolidated Results 5-6 Clinical Expertise and High-Quality Outcomes 7 Payor Innovation 8 De Novos 9 Home Health Segment 10-12 Hospice Segment 13-14 Consolidated Adjusted EBITDA 15 Debt and Liquidity 16 Adjusted Free Cash Flow 17 Guidance 18-19 Adjusted Free Cash Flow Assumptions and Uses of Free Cash Flow 20-21 Appendix, Including Company Overview & Reconciliations to GAAP 23-33

Results at a Glance

Home Health

Non-Medicare admissions grew 25.2%, driving total admissions growth of 5.3% year over year.

Strong growth in Medicare Advantage admissions and stabilization of Medicare admissions.

Cost per visit increased 2.3% year over year.

38% of non-Medicare visits are now in payor innovation contracts at improved rates.

30-day hospital readmission rate 20.5% better than national average.

Hospice

5.6% sequential growth in hospice admissions

Adjusted EBITDA grew 7.1% year over year.

Cost per day increased 2.6% year over year.

53.2% better than the national average for patient visits in the last days of life.

Consolidated

Sustained consolidated Adjusted EBITDA despite shift to Medicare Advantage

Continued success in recruitment and retention of nurses.

General and administrative expenses declined year over year.

$262.4M
Net service revenue

$0.2M Net income attributable to Enhabit, Inc.	**$0.01** Reported EPS
$25.3M Adjusted EBITDA	**$0.07** Adjusted EPS
56,825 Home Health Admissions	**3,032** Hospice Admissions
57,504 Home Health Completed episodes	**3,391** Hospice Average daily census
$2,972 Home Health Medicare revenue per episode	**$159** Hospice Revenue per patient day
$90 Home Health Cost per visit	**$79** Hospice Cost per patient day

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice

4

Consolidated Results

($ in millions, except per share data)	Q1				
	2024		2023		'24 vs. '23
Home health net service revenue		$213.2		$215.8	*(1.2)%*
Hospice net service revenue		49.2		49.3	*(0.2)%*
Total net service revenue		**$262.4**		**$265.1**	***(1.0)%***
	% of revenue		*% of revenue*		
Cost of service	*51.1 %*	$134.2	*50.0 %*	$132.6	*1.2%*
Gross margin	*48.9 %*	*128.2*	*50.0 %*	*132.5*	*(3.2)%*
General and administrative expenses	*38.9 %*	102.2	*40.2 %*	106.7	*(4.2)%*
Total operating expenses	*90.1%*	$236.4	*90.3%*	$239.3	*(1.2)%*
Net income attributable to noncontrolling interests		(0.7)		(0.5)	
Adjusted EBITDA		**$25.3**		**$25.3**	**—%**
Adjusted EBITDA margin		**9.6%**		**9.5%**	
Net income attributable to Enhabit, Inc.		**$0.2**		**$2.7**	***(92.6)%***
Reported diluted EPS		**$0.01**		**$0.05**	***(80.0)%***
Adjusted EPS (see calculations on slides 28 and 29)		**$0.07**		**$0.09**	***(22.2)%***
General and administrative expenses in the above table exclude:					
Unusual or nonrecurring items that are not typical of ongoing operations(1)		$3.7		$2.3	
Stock compensation expense		$1.8		$1.5	
Gain on disposal or impairment of assets		$(0.2)		$—	

[1] Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

5

Enhabit Home Health & Hospice 6 Consolidated Results (continued) • The shift to more non-Medicare admissions in home health impacted consolidated revenue and Adjusted EBITDA by approximately $6 million partially offset by approximately $4 million in pricing improvement. Strategy to increase admissions in payor innovation contracts lessened the impact of mix shift contributing to sustained Consolidated Adjusted EBITDA of $25.3 million in both periods presented. Consolidated revenue decreased $2.7 million, or 1.0%, year over year. Reconciliations to GAAP provided in Appendix Continued success in recruitment and retention • 151 net new full-time nursing hires in Q1 2024 – Represents 42 additional hires compared to Q1 2023 and 31 additional hires compared to Q4 2023

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.5	3.0	16.7%	89% of our home health agencies are 3 Stars or higher; 34% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	3.7	3.5	5.7%	99% of our home health agencies are 3 Stars or higher; 66% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	14.0%	17.6%	20.5%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Patient Visits in Last Days of Life[4]	73.4%	47.9%	53.2%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

1) Quality of Patient Care (QoPC) Star Ratings as of January 2024 for dates of service full year 2022; April 2022 through March 2023
2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of January 2024 for dates of service July 1, 2022 - June 30, 2023
3) Research Institute for Home Care 2022 Chartbook (data from Medicare Standard Analytics Files for CY 2022), Enhabit data is as of Q4 2023
4) Medicare fee for service claims data from January 2021 to December 2022 (source Medicare Provider Data catalog - January 2024)

Enhabit Home Health & Hospice

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Enhabit Home Health & Hospice 8 Payor Innovation Payor innovation strategy continues to foster Medicare Advantage growth. Strategy to increase admissions in payor innovation contracts lessens the impact of mix shift. 38% of non-Medicare visits are now in payor innovation contracts at improved rates. Visits from payor innovation contracts as a percentage of total non-Medicare visits: Q1 23 Q4 23Q3 23Q2 23 Q1 24 Two national contracts: start dates of May 1, 2023 and January 1, 2024 Basis of presentation differs from previous versions that used non-episodic totals. See page 10 for additional information regarding change in home health metric presentation.

Enhabit Home Health & Hospice 9 De Novos Strategically reinvesting for growth • Added two hospice de novo locations in Q1 2024 – Denton, TX hospice location began accepting patients in March 2024 – Richmond, TX hospice location began accepting patients in March 2024 • One additional home health de novo location opened in April in Melbourne, FL (not reflected in count below) Home Health Hospice Total December 31, 2020 241 82 323 De Novo Locations Opened 0 3 3 Acquired Locations 11 11 22 Merged/Closed Locations (1) 0 (1) December 31, 2021 251 96 347 De Novo Locations Opened 1 3 4 Acquired Locations 2 6 8 Merged/Closed Locations (2) 0 (2) December 31, 2022 252 105 357 De Novo Locations Opened 2 4 6 Acquired Locations 1 0 1 YTD 2023 255 109 364 251 252 255 255 96 105 110 112 Home Health Hospice 12/31/21 12/31/22 12/31/23 YTD 2024 0 100 200 300 400 Location Count

Enhabit Home Health & Hospice 10 Home Health Reporting Change Reconciliations to GAAP provided in Appendix With an advanced episodic model added to our payor innovation contracts effective January 1, 2024, we have updated how we report volume and pricing metrics for our home health segment, separating traditional Medicare from all other payors. All prior period amounts have been recast to conform to the current presentation, with no impact on the unaudited consolidated financial statements.

Home Health Segment

($ in millions)	Q1		
	2024	2023	'24 vs. '23
Net service revenue:			
Medicare	$128.3	$146.0	(12.1)%
Non-Medicare	82.6	67.1	23.1 %
Private duty[1]	2.3	2.7	(14.8)%
Home health net service revenue	**213.2**	**215.8**	(1.2)%
Cost of service	109.9	108.2	1.6 %
Gross margin	*48.5 %*	*49.9 %*	
General and administrative expenses	59.5	62.9	(5.4)%
Net income attributable to noncontrolling interests	0.6	0.4	50.0 %
Adjusted EBITDA	**$43.2**	**$44.3**	**(2.5)%**
% Adj. EBITDA margin	*20.3 %*	*20.5 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**25,944**	29,285	(11.4)%
Recertifications	**17,652**	19,938	(11.5)%
Completed episodes	**43,171**	49,231	(12.3)%
Visits	**632,047**	723,399	(12.6)%
Visits per episode	**14.6**	14.7	(0.7)%
Revenue per episode	**$2,972**	$2,966	0.2%
Non-Medicare:			
Admissions	**30,881**	24,658	25.2%
Recertifications	**13,489**	11,840	13.9%
Visits	**571,289**	482,301	18.5%
Total:			
Admissions	**56,825**	53,943	5.3%
Same-store total admissions growth			*5.0%*
Recertifications	**31,141**	31,778	(2.0)%
Same-store total recertifications growth			*(2.4)%*
Visits	**1,203,336**	1,205,700	(0.2)%
Cost per visit	**$90**	$88	2.3%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Note: See slide 10 for details on a home health metric reporting change.
Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice
11

Enhabit Home Health & Hospice 12 Home Health Segment (continued) Non-Medicare admissions grew 25.2%, driving total admissions growth of 5.3% year over year. • Revenue declined $2.6 million, or 1.2%, year over year primarily due to the payor mix shift to more non-Medicare admissions. – The shift to more non-Medicare admissions reduced revenue approximately $6 million partially offset by approximately $4 million in pricing improvement. Adjusted EBITDA decreased $1.1 million, or 2.5%, year over year primarily due to the shift to more non-Medicare admissions and increased cost of service, offset by a reduction in general and administrative expenses. • Cost per visit increased 2.3% year over year primarily due to merit and market rate increases. • General and administrative expenses declined year over year primarily due to a new organizational structure implemented in the first quarter of 2023 to align our sales and operations teams. Home health total admissions increased 5.3% year over year. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 13 Hospice Segment ($ in millions) Q1 '24 vs. '232024 2023 Net service revenue $49.2 $49.3 (0.2) % Cost of service 24.3 24.4 (0.4) % Gross margin 50.6% 50.5 % General and administrative expenses 15.7 16.3 (3.7) % Net income attributable to noncontrolling interests 0.1 0.1 — % Adjusted EBITDA $9.1 $8.5 7.1% % Adj. EBITDA margin 18.5% 17.2 % Operational metrics (actual amounts) Total admissions 3,032 3,122 (2.9) % Same-store total admissions growth (5.1) % Patient days 308,542 317,027 (2.7) % Discharged average length of stay 104 114 (8.8) % Average daily census 3,391 3,523 (3.7) % Revenue per patient day $159 $156 1.9 % Cost per patient day $79 $77 2.6 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 14 Hospice Segment (continued) Hospice average daily census decreased 3.7% year over year. Revenue decreased $0.1 million, or 0.2%, year over year as increased Medicare reimbursement rates were offset by a decrease in patient days. • Admissions decreased 2.9% year over year. • Revenue per day increased 1.9% year over year primarily due to increased Medicare reimbursement rates. Average daily census decreased 1.2% sequentially. • Average daily census declined in January as the number of deaths following the holiday season approximated the number of admissions during the month. • Census built as the quarter progressed with admissions increasing 5.6% sequentially. Adjusted EBITDA increased $0.6 million, or 7.1%, year over year primarily due to a decrease in general and administrative expenses. • Cost per day increased 2.6% year over year primarily due to a decrease in patient days. – The impact of merit and market increases was offset by a reduction in contract labor. • General and administrative expenses declined year over year primarily due to the restructuring of hospice back office staffing in the third quarter of 2023. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 15 Consolidated Adjusted EBITDA ($ in millions) Q1 2024 % of Consolidated Revenue Q1 2023 % of Consolidated Revenue Home health segment Adjusted EBITDA $43.2 $44.3 Hospice segment Adjusted EBITDA 9.1 8.5 Home office general & administrative expenses (27.0) 10.3% (27.5) 10.4 % Consolidated Adjusted EBITDA $25.3 $25.3 Home office general & administrative expenses in the above table exclude: Unusual or nonrecurring items that are not typical of ongoing operations(1) $3.7 $2.3 Stock-based compensation $1.8 $1.5 Gain on disposal or impairment of assets $(0.2) $— Reconciliations to GAAP provided in Appendix (1) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit Home Health & Hospice 16 Debt & Liquidity Metrics ($ in millions) March 31, 2024 December 31, 2023 Advances under revolving credit facility, due 2027(1) $180.0 $180.0 $400 million term loan facility, due 2027(1)(2) 362.3 367.1 Finance lease obligations 7.2 5.5 Total debt $549.5 $552.6 Less: Cash and cash equivalents 36.5 27.4 Net debt $513.0 $525.2 Net debt to Adjusted EBITDA 5.3x 5.4x Trailing twelve-month Adjusted EBITDA $97.6 $97.6 Available liquidity $69.9 $60.8 Reconciliations to GAAP provided in Appendix (1) The Q1 2024 weighted average interest rate was 7.7% (SOFR + credit spread adjustment + 250 bps). (2) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%.

Enhabit Home Health & Hospice 17 Adjusted Free Cash Flow • Adjusted free cash flow decreased year over year primarily due to approximately $6 million of income tax refunds received in Q1 2023. • See Adjusted free cash flow assumptions on slide 20. • See uses of Adjusted free cash flow on slide 21. ($ in millions) $28.3 $(1.2)$(1.6)$(5.7) $(1.2) $18.6 Adj. Free Cash Flow YTD 2023 Cash Tax Payments, Net of Refunds Cash Interest Payments Change in Working Capital and Other Maintenance Capital Expenditures Adj. Free Cash Flow YTD 2024 $0 $10 $20 $30 $40 Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 18 2024 Guidance Reaffirmed as of May 8, 2024 ($ in millions, except per share data) 2023 Actuals 2024 Guidance Net service revenue $1,046.3 $1,076 to $1,102 Adjusted EBITDA $97.6 $98 to $110 Adjusted EPS $0.22 $0.12 to $0.43 Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 19 Guidance Considerations • An increase of 1.2% in Medicare pricing • Continued shift to more non-Medicare admissions • Cost per visit increase of 2.0% to 3.0% Home Health • An increase of 2.9% in Medicare pricing for Q1 through Q3 • Cost per patient day increase of 2.0% to 4.0% Hospice • Tax rate of approximately 26% • Diluted share count of approximately 50.5 million shares Consolidated

Enhabit Home Health & Hospice 20 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2023 Full Year 2024 YTD 2024 Assumptions Adjusted EBITDA $97.6 $25.3 $98 to $110 Cash interest expense 40.6 11.8 $40 to $45 Cash income tax payments (refunds), net (8.2) (0.2) $4 to $6 Working capital and other 3.0 (6.7) $(3) to $3 Maintenance capital expenditures 3.4 1.8 $5 to $10 Adjusted free cash flow $58.8 $18.6 $36 to $62 Reconciliations to GAAP provided in Appendix • Net cash income tax refunds in 2023 include the impact of a partial refund of 2022 overpayment. • The change in working capital and other primarily resulted from the timing of payroll.

Enhabit Home Health & Hospice 21 Uses of Adjusted Free Cash Flow ($ in millions) Growth in Core Business 2023 Full Year Q1 2024 2024 Assumptions De novos $2.2 $0.7 $2.5 to $3.5 Acquisitions(1) $2.8 $— TBD Debt repayments (borrowings), net $30.0 $5.0 TBD (1) Completed the acquisition of Specialty Home Health Care Inc. in Q1 2023 at a purchase price of $3.1 million, with a hold back of $0.3 million expected to be released March 1, 2025.

Enhabit Home Health & Hospice 22 Appendix

Enhabit Home Health & Hospice 23 Overview 107 hospice locations co-located with home health locations(1) 10 states where we are #1 or #2 in home health(2) ~66% of total Medicare home health spend occurs in states in which we operate(2) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of March 31, 2024 - due to scale, not all locations can be represented by locational markers (2) Based on 2022 Home Health Medicare revenues 112 Hospice Locations(1) 255 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 20 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,800+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success

Enhabit Home Health & Hospice 24 2024 Priorities Home Health Hospice De Novos People Strategy • Stabilize Medicare as a % of total home health revenue • Leverage payor innovation strategy – Improve Medicare Advantage rates – Shift away from lower rate contracts • Grow through increased clinical staffing, ability to accept new payors and alignment of clinical resource utilization with patient acuity and complexities • Grow census through improved staffing capacity with case management model • Gain operating leverage in hospice fixed cost structure by growing census • Increase use of analytics to drive high-quality care via case management model • Focus on efficiencies in referral to admission process • Open 10 de novo locations • Ramp up staffing, referral and admission growth in de novo locations opened in 2023 • Continue to increase net full-time nursing and therapy headcount to support home health growth • Focus on employee engagement to retain workforce

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024
Medicare	$146.0	$139.4	$141.0	$130.9	$557.3	$128.3
Non-Medicare	67.1	71.8	67.3	76.8	283.0	82.6
Private duty[1]	2.7	2.6	2.6	1.8	9.7	2.3
Home health net service revenue	$215.8	$213.8	$210.9	$209.5	$850.1	$213.2
(actual amounts)[1]						
Medicare:						
Admissions	29,285	26,845	25,585	25,090	106,805	25,944
Recertifications	19,938	19,884	19,321	18,970	78,113	17,652
Completed episodes	49,231	47,528	44,350	44,305	185,414	43,171
Visits	723,399	691,857	660,380	639,744	2,715,380	632,047
Visits per episode	14.7	14.6	14.9	14.4	14.6	14.6
Revenue per episode	$ 2,966	$ 2,933	$ 3,179	$ 2,955	$ 3,006	$ 2,972
Non-Medicare:						
Admissions	24,658	24,130	24,938	26,917	100,643	30,881
Recertifications	11,840	13,458	13,411	13,058	51,767	13,489
Visits	482,301	514,008	501,764	522,641	2,020,714	571,289
Total:						
Admissions	53,943	50,975	50,523	52,007	207,448	56,825
Recertifications	31,778	33,342	32,732	32,028	129,880	31,141
Visits	1,205,700	1,205,865	1,162,144	1,162,385	4,736,094	1,203,336
Cost per visit	$ 88	$ 91	$ 93	$ 92	$ 91	$ 90

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Note: See slide 10 for details on a home health metric reporting change.

Enhabit Home Health & Hospice

25

Enhabit Home Health & Hospice 26 Hospice Operational Metrics (net service revenue $ in millions) Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Hospice net service revenue $49.3 $48.5 $47.4 $51.1 $196.2 $49.2 (actual amounts) Total admissions 3,122 2,837 2,882 2,872 11,713 3,032 Patient days 317,027 311,465 311,719 315,870 1,256,081 308,542 Discharged average length of stay 114 108 107 102 108 104 Average daily census 3,523 3,423 3,388 3,433 3,441 3,391 Revenue per day $156 $156 $152 $162 $156 $159 Cost per day $77 $77 $77 $76 $77 $79

Enhabit Home Health & Hospice 27 Payor Sources As a % of Revenue First Quarter Fiscal Year Consolidated 2024 2023 2023 Medicare 67.4% 73.0% 71.5% Medicare Advantage 22.6% 18.6% 19.0% Managed Care 8.8% 7.1% 8.2% Medicaid 0.9% 1.1% 1.2% Other 0.3% 0.2% 0.1% Total 100.0% 100.0% 100.0% Home Health Medicare 60.2% 67.7% 65.6% Medicare Advantage 27.8% 22.8% 23.4% Managed Care 10.5% 8.0% 9.5% Medicaid 1.2% 1.3% 1.4% Other 0.3% 0.2% 0.1% Total 100.0% 100.0% 100.0% Hospice Medicare 98.6% 96.5% 97.1% Managed Care 1.4% 3.5% 2.5% Medicaid —% —% 0.4% Total 100.0% 100.0% 100.0%

Enhabit Home Health & Hospice 28 EPS Calculation: Q1 2024 ($ in millions, except per share amounts) Adjusted EPS – Q1 2024 As Reported Unusual or nonrecurring items that are not typical of ongoing operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $25.3 $— $— $25.3 Interest expense and amortization of debt discounts and fees (11.1) — — (11.1) Depreciation and amortization (7.8) — — (7.8) Unusual or nonrecurring items that are not typical of ongoing operations(2) (3.7) 3.7 — — Stock-based compensation (1.8) — — (1.8) Gain on disposal or impairment of assets 0.2 — — 0.2 Income before income taxes 1.1 3.7 — 4.8 Income tax expense (0.9) (0.9) 0.6 (1.2) Net income attributable to Enhabit, Inc. $0.2 $2.8 $0.6 $3.6 Diluted EPS(4) $0.01 $0.06 $0.01 $0.07 Diluted shares 50.4 50.4 (1) Reconciliation to GAAP provided on slides 30 and 31. (2) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation. (4) Diluted EPS may not sum due to rounding.

Enhabit Home Health & Hospice 29 EPS Calculation: Q1 2023 ($ in millions, except per share amounts) Adjusted EPS – Q1 2023 As Reported Unusual or nonrecurring items that are not typical of ongoing operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $25.3 $— $— $25.3 Depreciation and amortization (7.8) — — (7.8) Interest expense and amortization of debt discounts and fees (9.5) — — (9.5) Stock-based compensation (1.5) — — (1.5) Unusual or nonrecurring items that are not typical of ongoing operations(2) (2.3) 2.3 — — Income before income taxes 4.2 2.3 — 6.5 Income tax expense (1.5) (0.6) 0.4 (1.7) Net income attributable to Enhabit, Inc. $2.7 $1.7 $0.4 $4.8 Diluted EPS(4) $0.05 $0.03 $— $0.09 Diluted shares 50.1 50.1 (1) Reconciliation to GAAP provided on slides 30 and 31. (2) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation. (4) Diluted EPS may not sum due to rounding.

Enhabit Home Health & Hospice 30 Reconciliation of Net Income to Adjusted EBITDA – Consolidated ($ in millions) Three Months Ended March 31, 2024 2023 Net income $0.9 $3.2 Income tax expense 0.9 1.5 Interest expense and amortization of debt discounts and fees 11.1 9.5 Depreciation and amortization 7.8 7.8 Gain on disposal or impairment of assets (0.2) — Stock-based compensation 1.8 1.5 Net income attributable to noncontrolling interests (0.7) (0.5) Unusual or nonrecurring items that are not typical of ongoing operations(1) 3.7 2.3 Adjusted EBITDA $25.3 $25.3 (1) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit Home Health & Hospice 31 Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA ($ in millions) Three Months Ended March 31, 2024 2023 Net cash provided by operating activities $17.3 $29.6 Current portion of income tax expense 1.4 1.2 Interest expense, excluding amortization of debt discounts and fees 10.7 9.5 Change in assets and liabilities, excluding derivative instrument (7.2) (16.5) Net income attributable to noncontrolling interests (0.7) (0.5) Unusual or nonrecurring items that are not typical of ongoing operations(1) 3.7 2.3 Other 0.1 (0.3) Adjusted EBITDA $25.3 $25.3 (1) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit Home Health & Hospice 32 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Three Months Ended March 31, 2024 2023 Net cash provided by operating activities $17.3 $29.6 Unusual or nonrecurring items that are not typical of ongoing operations(1) 3.7 2.3 Capital expenditures for maintenance (1.8) (0.6) Other working capital adjustments (0.6) (0.5) Distributions paid to noncontrolling interests of consolidated affiliates — (2.5) Adjusted free cash flow $18.6 $28.3 (1) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit Home Health & Hospice 33 Reconciliation of Gross Margin to Adjusted EBITDA Margin Three Months Ended March 31, 2024 2023 Gross margin as a percentage of revenue 48.9% 50.0 % General and administrative expenses (41.0) % (41.7) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.4% 0.9 % Stock-based compensation 0.7% 0.5 % Noncontrolling interests (0.3) % (0.2) % Gain on disposal or impairment of assets (0.1) % — % Adjusted EBITDA margin 9.6% 9.5% (1) Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.